CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-271600 on Form S-6 of our report dated June 15, 2023, relating to the financial statement of FT 10797, comprising Cboe Vest Enhanced Large Cap Buffered 15 Portfolio, Series 4, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 15, 2023